UNITED BANKSHARES, INC.

                                  MERGER WITH

                         GEORGE MASON BANKSHARES, INC.


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This presentation contains certain forward looking statements with respect to the financial condition, results of operations and business of United Bankshares, Inc. and George Mason Bankshares, Inc. on a combined basis after the proposed merger. These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities: (1) expected cost savings from the proposed merger cannot be fully realized or realized within the expected time frame; (2) costs or difficulties related to the integration of the businesses of United Bankshares, Inc. and George Mason Bankshares, Inc. are greater than expected;
(3) revenues following the proposed merger are lower than expected; (4) competitive pressure among depository institutions increases significantly; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the states in which the combined company will be doing business, are less favorable than expected; or (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

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PRESENTATION OVERVIEW:

   (diamond) Strategic Impact
   (diamond) Franchise Overview
   (diamond) Market Share Analysis
   (diamond) George Mason Overview
   (diamond) Combined Operations
   (diamond) Transaction Structure
   (diamond) Summary

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STRATEGIC IMPACT

   (diamond) Increases United's assets to over $3.5 billion
   (diamond) Increases United's Virginia franchise to over $1.3 billion (diamond) Represents an in market transaction
   (diamond) Adds to shareholder value

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UNITED BANKSHARES, INC.

FRANCHISE OVERVIEW--ALL BRANCH LOCATIONS

         BANK BRANCH LOCATIONS OF:

         (bullet)  GEORGE MASON BANKSHARES
         (bullet)  UNITED BANKSHARES

GRAPHIC IMAGE OF OUTLINE OF STATE LABELED MAPS OF WEST VIRGINIA, VIRGINIA, AND PORTIONS OF OHIO, MARYLAND AND PENNSYLVANIA WITH THE LOCATIONS OF THE BANK BRANCHES OF GEORGE MASON BANKSHARES, INC. AND UNITED BANKSHARES, INC. PLOTTED.

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MARKET SHARE ANALYSIS

(diamond) Merging with George Mason will increase United Bankshares' foothold in northern Virginia.

(diamond) Combination of George Mason and United Bankshares under the United
          Bankshares umbrella creates a strong platform from which to expand market share.

(diamond) Post-Merger, United Bankshares will

        (diamond) be 6th in deposit market share in northern Virginia

        (diamond) be 10th in deposit market share in Virginia

        (diamond) remain 3rd in deposit market share in the State of West
                  Virginia

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GEORGE MASON OVERVIEW:

 (diamond) Total Assets -- $963 million

 (diamond) 22 Full Service Offices -- 17 in Virginia; 3 in Washington, D.C.; 2 in Maryland

 (diamond) NPA's/Assets = 0.15%

 (diamond) Reserves/NPA's(%) = 134.72%

 (diamond) Return on Average Assets(%) = 0.90%

 (diamond) Return on Average Equity(%) = 11.81%

Data as of/or for the 6 months ended 6/30/97

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COMBINED OPERATIONS:

                                          United          George      Combined
         Dollars in millions            Bankshares (1)     Mason       Company
                                        ----------         -----      --------
         Assets                            $2,581           $963       $3,544
         Loans                              1,967            415        2,382
         Deposits                           2,019            765        2,784
         Shareholders' Equity                 264             68          332
          Full Service Offices                 52             22           74
          Loan Production
          Offices                               5              5           10



         Data as of 6/30/97
         (1) Includes First Patriot Bankshares Corporation.

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Transaction Summary

 (diamond) Consideration:                   0.85 United Shares for Each
                                            George Mason Share
 (diamond) Terms:                           Fixed Exchange Ratio
                                            Tax-Free Exchange
                                            19.9% Stock Option
                                            No Caps, Collars or Walkaways
 (diamond) Accounting Treatment:            Pooling of Interests
 (diamond) Shares Issued:                   4,720,411
 (diamond) Expected Closing:                First Quarter 1998
 (diamond) Implied Multiples:
     (diamond) 6/30/97 Book Value:              291%
     (diamond) 1997 Estimated Earnings:         25.12X

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Transaction Structure

(diamond) Financial Impact:
              - Total assets to $3.5 billion
              - Market capitalization to over $900 million
              - Nondilutive on earnings per share in 1998
              - Accretive to earnings in following years

(diamond) Strategies for Earnings Enhancement:

       (bullet)  Expense Saving:
                      - Audit & legal fees            - Insurance
                      - Data processing               - Corporate overhead
                      - Back room operations          - Marketing
                      - Director fees                 - Close duplicate offices
                      - Regulatory fees

       (bullet)  Revenue Enhancements:

                      - Expand trust services
                      - Evaluate service charge structure

(diamond) George Mason adds:

      (bullet) Mortgage banking expertise - #1 in northern Virginia in terms of originations
      (bullet) Strong branch network in good locations in northern Virginia (bullet) First entry into the state of Maryland and District of Columbia

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Summary:

(diamond) This acquisition quadruples our franchise in the attractive northern
          Virginia market.

(diamond) United moves from #98 to #85 among the top 100 banking companies nationally in terms of market capitalization as of June 30, 1997.

(diamond) George Mason is one of the fastest growing mortgage companies in Virginia and is #1 in northern Virginia in terms of originations.

(diamond) George Mason has had outstanding growth trends and shows potential for the future.

(diamond) Return on equity improves.

(diamond) The acquisition will be accretive to shareholder value.

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